Exhibit 99.1

Claros Mortgage Trust, Inc. Reports Fourth Quarter 2021 Results

New York, New York, March 14, 2022 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended December 31, 2021. The Company’s fourth quarter 2021 GAAP net income was $17.0 million, or $0.12 per diluted share of common stock, and Net Distributable Earnings (a non-GAAP financial measure defined below) was $40.9 million, or $0.30 per diluted share of common stock.

Fourth Quarter 2021 Highlights

•	Significant increase in loan origination and loan acquisition activity, originating $1.8 billion of total commitments across 12 investments, of which $1.5 billion was funded at closing

•	Funded approximately $210 million of follow-on fundings related to the existing loan portfolio

•	Received proceeds of $1.5 billion from loan repayments

•	Executed an initial public offering of 5.5 million shares for net proceeds of approximately $91.4 million, after deducting underwriting discounts and expenses

•	Repriced the Company’s Secured Term Loan of approximately $763 million, which reduced the interest rate to the greater of (i) SOFR plus 0.10% and (ii) 0.50%, plus 4.50%

•	Paid a cash dividend of $0.37 per common share for the fourth quarter of 2021

“We finished the year strong, nearly doubling our total loan originations from the previous quarter level and closing on $2.9 billion for the full year,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “Consistent with our investment strategy, we further diversified our portfolio in terms of both property type and by geography to capitalize on attractive market opportunities. The momentum in transitional CRE loan demand we saw building throughout the fourth quarter has carried over into 2022 and our pipeline remains robust. We will continue to draw upon our team’s proven execution capabilities and expect to grow our business again in 2022 while delivering solid risk-adjusted returns to our shareholders over the long term.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Tuesday, March 15, 2022, at 10:00 a.m. ET. The conference call may be accessed by dialing 1-844-200-6205 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 233734.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. The earnings presentation accompanying this release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 313136, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings and Net Distributable Earnings:

Distributable Earnings and Net Distributable Earnings are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager, which the Company believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings is a non-GAAP measure, which the Company defines as net income as determined in accordance with GAAP, excluding (i) non-cash equity compensation expense (income), (ii) incentive fees, (iii) real estate depreciation and amortization, (iv) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income for the applicable period, (v) one-time events pursuant to changes in GAAP and (vi) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings. Net Distributable Earnings is Distributable Earnings less incentive fees due to the Company’s Manager. Distributable Earnings is substantially the same as Core Earnings, as defined in the Management Agreement, for the periods presented.

The Company believes that Distributable Earnings and Net Distributable Earnings provide meaningful information to consider in addition to the Company’s net income and cash flows from operating activities determined in accordance with GAAP. The Company believes the Distributable Earnings and Net Distributable Earnings measures help it to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by the Company’s Manager, that it believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings and Net Distributable Earnings do not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of the Company’s cash flows from operating activities, a measure of the Company’s liquidity or an indication of funds available for the Company’s cash needs. In addition, the Company’s methodology for calculating Distributable Earnings and Net Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings and Net Distributable Earnings may not be comparable to the Distributable Earnings and Net Distributable Earnings reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Net Distributable Earnings, and other similar measures, have historically been a useful indicator of mortgage REITs’ ability to cover their dividends, and to mortgage REITs themselves in determining the amount of any dividends. Net Distributable Earnings is a key factor considered by the board of directors in setting the dividend and as such the Company believes Net Distributable Earnings is useful to investors. Accordingly, the Company believes providing Net Distributable Earnings on a supplemental basis to the Company’s net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of its business.

While Distributable Earnings excludes the impact of the Company’s unrealized current provision for credit losses, loan losses are charged off and recognized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosure, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Distributable Earnings to Net Income Attributable to Common Stockholders

(Amounts in thousands, except share and per share data)

	Three Months Ended
	December 31, 2021	September 30, 2021
Net income attributable to common stock:	$17,031	$52,877
Adjustments:
Non-cash equity compensation expense	9,188	(186)
Charge-offs of current expected credit loss reserve	(1,761)	—
Provision for (reversal of) current expected credit loss	8,451	(9,306)
Income tax expense (benefit)	6,060	—
Depreciation expense	1,940	1,940

Distributable Earnings(1)	$40,909	$45,325

Less: incentive fee adjustments	$—	$—

Net Distributable Earnings(1)	$40,909	$43,325

Weighted average shares of common stock outstanding, basic and diluted	137,650,229	133,433,487

Basic and diluted earnings per share	$0.12	$0.40

Distributable Earnings per share, basic and diluted	$0.30	$0.34

Net Distributable Earnings per share, basic and diluted	$0.30	$0.34

1.

Distributable Earnings and Net Distributable Earnings are non-GAAP measures used to evaluate our performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager, that we believe are not necessarily indicative of our current performance and operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures and Indicators—Distributable Earnings and Net Distributable Earnings” in our prospectus comprising a part of our Registration Statement on Form S-11 (File No. 333-260140), which is accessible on the SEC’s website at www.sec.gov, for definitions and a discussion of Distributable Earnings and Net Distributable Earnings and a reconciliation to the nearest GAAP equivalent for certain historical periods.